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                                                                       Exhibit 5



                                August 7, 1995

Apertus Technologies Incorporated
7275 Flying Cloud Drive
Eden Prairie, Minnesota 55344

  Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to Apertus Technologies Incorporated, a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") covering 504,252 shares of the Company's outstanding common stock, par value $.05 (the "Common Stock"). In connection therewith, we have examined such documents and certificates of the Company and public officials, and have reviewed such questions of law as we deemed necessary and appropriate for the purposes of our opinion set forth below. In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. We have also assumed for purposes of this opinion that the Common Stock will be issued as described in the Registration Statement.

          Based on the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized by all requisite corporate action and validly issued and are fully paid and nonassessable.

          Our opinion expressed above is limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                    Very truly yours,



                                    /s/  Dorsey & Whitney P.L.L.P.